                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE:


                        SERVICE CORPORATION INTERNATIONAL
                          ANNOUNCES SUCCESSION PLAN AND
            APPOINTS A NEW PRESIDENT AND CHIEF OPERATING OFFICER AND
                         A NEW EXECUTIVE VICE PRESIDENT


HOUSTON, TEXAS, July 16, 2002 . . . Service Corporation International (NYSE:
SRV), the world's largest funeral and cemetery company, today announced the adoption of a succession plan for the future leadership of the Company and appointed a new President and Chief Operating Officer and a new Executive Vice President. In developing the succession plan, the Board of Directors of the Company emphasized the need for leadership fostering an environment of teamwork, cohesiveness and embracing change with a focus on execution of the Company's strategic initiatives and business plan. The Board has chosen two of the Company's current corporate officers to lead the Company into the future, leaders who have demonstrated exceptional execution of strategies during the Company's difficult transition over the past few years. The Board has elected Thomas L. Ryan President and Chief Operating Officer and Michael R. Webb Executive Vice President, effective immediately.

Robert L. Waltrip, Chairman and Chief Executive Officer of the Company commented on the succession plan of the Company's executive leadership. "The Board of Directors of the Company has adopted a succession plan involving the leadership of myself and Bud Hunter, Vice Chairman, in consideration of the exceptional management talent the Company currently possesses and the recent resignation of Jerald L. Pullins from the position of President and Chief Operating Officer. It is important to emphasize that our strategic initiatives designed to create internal growth from our unparalleled network of funeral homes and cemeteries remain our Company's strategic focus as we move to a period of core operational growth in the coming years. I expect to remain Chairman and CEO and Bud to remain Vice Chairman over the next few years as we provide leadership and support to our new management team as they lead SCI into the future.

During the last several years, Tom Ryan and Mike Webb have demonstrated exceptional execution and leadership in two of the most key roles of the Company's transition. As the Chief Executive Officer of the Company's European Operations, Tom has led a turnaround of geographically and culturally diverse funeral and cemetery operations totaling over $700 million in revenues. These operations, which performed over 250,000 funeral services annually, produced significant improvements in revenues, EBITDA, cash flows and customer satisfaction under Tom's leadership. The improvement in these operations was instrumental in the successful execution of several dispositions and joint venture transactions, such as our United Kingdom joint venture, at valuations creating significant shareholder value.

During this same period, Mike Webb led the Company's successful efforts to sell its wholly owned insurance operations and the execution of the Company's joint ventures of its Australia, Spain and Portugal operations at valuations also creating significant shareholder value. Mike's operational responsibilities include the Company's wholly owned businesses in Argentina, Chile and Uruguay and the Company's substantial Hispanic operations primarily located in the states of Florida and California. Mike also manages the Company's joint venture investments in Australia, Spain and Portugal. Mike leads the Company's efforts to reduce overhead costs and improve the Company's business and financial processes through continuous process improvement initiatives. Mike's success in this area is evident in the Company's significant reductions in general and administrative expenses and total overhead costs over the past three years.

Bud Hunter and I are pleased to add Tom and Mike to the executive leadership of the Company as they join Jeff Curtiss, our Chief Financial Officer, and Jim Shelger, our General Counsel, in the current makeup of the Company's Office of the Chairman. With over 125 years of combined experience in this industry, our Office of the Chairman and its leadership is well poised to continue the execution of our strategic initiatives ultimately resulting in internal operating growth."

Tom Ryan joined the Company in 1996 and has held various positions in the Company including the Chief Financial Officer of all international operations outside of North America prior to being appointed Chief Executive Officer of the Company's European operations in October 2000. Prior to joining SCI, Mr. Ryan spent 8 1/2 years with PricewaterhouseCoopers. Mr. Ryan is 37 years old and a graduate of the University of Texas where he obtained a Bachelor of Business Administration degree.

Mike Webb joined the Company in 1991 in a process reengineering role after being Chief Financial Officer of Arlington Corporation, a regional funeral and cemetery consolidator acquired by the Company. Prior to joining Arlington Corporation, Mike held various executive financial and development roles at Days Inns of America and Telemundo Group, Inc. In 1993, Mr. Webb joined the Company's corporate development group, which he later led on a global basis before accepting operational responsibilities involving several of the Company's Australian and Hispanic operations and leading a renewed Company focus on reducing overhead and systems and process improvements. Mr. Webb is 44 years old and a graduate of the University of Georgia where he obtained a Bachelor of Business Administration degree.

Mr. Hunter added: "As Bob Waltrip indicated, we will spend the remaining years of our business careers making our vast business and industry knowledge and experience available to Tom, Mike and their executive team as leaders of our Company. Over 2 1/2 years ago, I was given the responsibility of righting our international operations in addition to my other duties. I worked very closely with Tom and Mike during this period and observed firsthand their exceptional flexibility and leadership skills as we successfully executed our business plan. Bob and I believe they will bring a fresh perspective to the execution of our current operational and financial initiatives that have been underway in our North America funeral and cemetery operations. Tom and Mike will be supported by an existing group of Officers in operational leadership roles in North America with over 75 years of combined experience in the funeral and cemetery industry. This extensive industry experience, coupled with the effectiveness of Tom's and Mike's leadership already demonstrated by their execution of our strategic initiatives, gives Bob Waltrip, me and the Board of Directors the confidence that our Company will have capable leadership well into the future."

EARNINGS RELEASE AND COMPANY-SPONSORED MEETINGS
The Company also announced today it will report its financial results for the second quarter of 2002 on Wednesday, August 7, 2002, after the close of the financial markets and will conduct a conference call to discuss the reported financial results on the morning of Thursday, August 8, 2002. Additionally, the Company will host a series of company-sponsored meetings with its top management shortly after its earnings release for the second quarter in August 2002. The details of the Company's conference call on August 8, 2002 and its Company-sponsored meetings will be issued via press release at a later date and will be available on the Company's website (www.sci-corp.com) at such time.

As of March 31, 2002, the Company and its affiliates operated 2,507 funeral service locations, 467 cemeteries and 154 crematoria and provides funeral and cemetery services in 8 countries.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that the Company believes are reasonable; however, many important factors could cause the Company's actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. For further information on these risks and uncertainties, see the Company's Securities and Exchange Commission filings, including the Company's 2001 Annual Report on Form 10-K. The Company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the Company, whether as a result of new information, future events or otherwise.

For additional information contact:
Investor Relations:     Eric D. Tanzberger - Vice President / Investor Relations     Tel:  (713) 525-7768
                                             Assistant Corporate Controller

                        Debbie E. Fisher - Director / Investor Relations             Tel:  (713) 525-9088

Media Relations:        Terry Hemeyer - Managing Director / Corp. Communications     Tel:  (713) 525-5497

Other Service Corporation International information and news releases are available through SCI's corporate website at: http://www.sci-corp.com.




Cgb/Misc/02/8-K_1